UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)                                          March 9, 2007

STANFORD MANAGEMENT LTD.

Delaware	333-108218	98-0413066
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employee Identification No.)

420 - 625 Howe Street, Vancouver, B.C., Canada, V6C 2T6
(Address of principal executive office)

Registrant’s telephone number, including area code  604-719-8129

N/A
(Former name or former address, if changed since last report)

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 9, 2007, at the Annual Meeting of Stockholders, the Stockholders approved a Resolution increasing the authorized share capital of the Company from 25,000,000 common shares with a par value of $0.001 per share to 500,000,000 common shares with a par value of $0.001 per share. With the approval of this Resolution, Article Fourth of the Certificate of Incorporation will be amended to read as follows:

“Five Hundred Million (500,000,000) shares with a par value of One Mil ($0.001) per share, amount to Five Hundred Thousand Dollars ($500,000).”

Item 8.01 Other Events

In the Annual Meeting of Stockholders mentioned in Item 5.03 above, the number of votes, represented by shares, cast by the Stockholders was as follows:

In person     310,000 shares
By proxy    1,226,500 shares

This represents 1,536,500 common shares out of a total of 2,358,500 shares issued and outstanding or 65% of shares eligible to vote at the Meeting.

The Stockholders passed the following Resolutions:

1. Election of Directors

The following directors were elected by the Stockholders:

Glen Macdonald;
Vera McCullough; and
William Nielsen.

2. Appointment of Independent Accountants

The Stockholders re-appointed Dale Matheson Carr-Hilton Lebonte, Chartered Accountants, to act as the Company’s independent accountants for the fiscal year ended August 31, 2007.

3. Approval of the report from Dale Matheson Carr-Hilton Lebonte

The Stockholders approved the report of Dale Matheson Carr-Hilton Lebonte attached to the financial statements for the fiscal year ended August 31, 2006.

4. Change in Authorized Share Capital

The Stockholders approved the increase of the authorized share capital of the Company from 25,000,000 common shares with a par value of $0.001 per share to 500,000,000 common shares with a par value of $0.001 per share and the changing of Article Fourth of the Certificate of Incorporation to read as follows:

“Five Hundred Million (500,000,000) shares with a par value of One Mil ($0.001) per share, amount to Five Hundred Thousand Dollars ($500,000).”

Subsequent to the Annual Meeting the Directors approved the appointment of the following officers:

Glen Macdonald Chief Executive Officer and President
William Nielsen Chief Financial Officer and Chief Accounting Officer
Vera McCullough Secretary Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            March 12, 2007                    STANDFORD MANAGEMENT LTD.
                    (Registrant)

           GLEN MACDONALD
                    (Signature)